Exhibit 10.2

AMENDMENT NUMBER ONE TO COMMON STOCK PURCHASE WARRANT

THIS AMENDMENT NUMBER ONE (the “Amendment”) is entered into by and between Redback Networks Inc. (the “Company”) and Nokia Finance International B.V. (“Nokia”), effective as of August 5, 2003, regarding that certain Common Stock Purchase Warrant dated May 21, 2002 (the “Warrant”).

BACKGROUND

A. Nokia currently holds the Warrant which is exercisable to purchase Common Stock effective in November 2003.

B. Nokia does not intend to exercise the Warrant, and the parties have agreed to terminate the Warrant as set forth in this Amendment.

C. Section 16 of the Warrant provides that any term of the Warrant may be amended and the observance of any terms of the Warrant may be waived with the written consent of the Company and the holders holding warrants representing the right to purchase a majority of the Shares issuable upon exercise of the outstanding Warrant.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Representations. The parties represent and warrant that they have all due authority to execute and enter into this Amendment, and that this Amendment is binding upon each such party, and enforceable against such party in accordance with its terms. Nokia further represents and warrants that it is the sole holder of the Warrant and that it has not transferred all or any portion of the Warrant.

2. Amendment. The first sentence of Section 1(b) of the Warrant is amended and restated in its entirety to read as follows: “Notwithstanding anything to the contrary contained herein, this Warrant shall terminate and shall no longer be exercisable upon the earlier to occur of (a) August 1, 2003 and (b) a Termination Event (as such term is defined in the Investor’s Rights Agreement, dated as of May 21, 2002, between the Holder and the Company (the “Investor’s Rights Agreement”)).”

3. Miscellaneous. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which will constitute one instrument. This Amendment shall be governed by Delaware law.

IN WITNESS WHEREOF, the parties have entered into this Amendment effective as of August 5, 2003.

REDBACK NETWORKS INC., a Delaware corporation		NOKIA FINANCE INTERNATIONAL B.V.

By:	/s/ Thomas L. Cronan III	By:	/s/ Hannu Mustonen

Title	Senior Vice President of Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	Title	Director